FOR IMMEDIATE RELEASE

Prologis Reports Fourth Quarter and Full Year 2023 Results

Fourth consecutive year of double-digit earnings growth; expects strong 2024

SAN FRANCISCO (January 17, 2024) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported fourth quarter results for 2023.

Net earnings per diluted share was $0.68 for the fourth quarter of 2023 compared with $0.63 for the fourth quarter of 2022. Net earnings per diluted share for the year ended December 31, 2023 was $3.29, compared with $4.25 for the prior year.

Core funds from operations (Core FFO)* per diluted share was $1.26 for the fourth quarter of 2023, compared with $1.24 for the same period in 2022. Core FFO, excluding Net Promote Income (Expense)* per diluted share for the fourth quarter of 2023 was $1.29 compared with $1.23 for the fourth quarter of 2022. For the full year 2023, Core FFO per diluted share was $5.61 compared with $5.16 for the same period in 2022. Core FFO, excluding Net Promote Income (Expense)* per diluted share for the full year 2023 was $5.10 compared with $4.61 for the full year of 2022.

“We closed 2023 adding another year of exceptional performance. I couldn’t be more proud of our team,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “While uncertainties remain in the economic and geopolitical environment, we are positive about the outlook for 2024. We remain focused on executing the strategy outlined at our recent Investor Forum to drive significant value from our global scale and continue to be a best-in-class partner to our customers.”

OPERATING PERFORMANCE

Owned & Managed	4Q23	Notes
Average Occupancy	97.1%
Leases Commenced	43.7MSF	36.8MSF operating portfolio and 6.9MSF development portfolio
Retention	73.1%

Prologis Share	4Q23	Notes
Cash Same Store NOI*	8.5%
Net Effective Rent Change	74.1%	Lower due to geographic mix
Cash Rent Change	51.8%

DEPLOYMENT ACTIVITY

Prologis Share	4Q23	FY 2023
Acquisitions	$495M	$733M
Weighted avg stabilized cap rate (excluding other real estate)	5.6%	5.4%
Development Stabilizations	$1,227M	$3,151M
Estimated weighted avg yield	6.2%	6.3%
Estimated weighted avg margin	22.5%	29.1%
Estimated value creation	$276M	$917M
% Build-to-suit	54.9%	44.1%
Development Starts	$2,042M	$3,397M
Estimated weighted avg yield	6.9%	7.0%
Estimated weighted avg margin	26.5%	27.4%
Estimated value creation	$541M	$931M
% Build-to-suit	48.6%	53.0%
Total Dispositions and Contributions	$507M	$1,608M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.7%	4.5%

BALANCE SHEET STRENGTH & LIQUIDITY

"We had another strong year of earnings with annual growth in Core FFO of nearly 11%, excluding promotes. Since our merger 12 years ago, the earnings and dividend growth CAGRs have been approximately 10%, while reducing leverage by over 30 percentage points," said Timothy D. Arndt, chief financial officer, Prologis. "We are very well-positioned to drive continued superior growth. The strength of our global portfolio, differentiated customer offerings, and significant balance sheet capacity bring a high degree of resiliency to our long-term growth profile."

During the fourth quarter, Prologis and its co-investment ventures issued an aggregate of $286 million of debt at a weighted average interest rate of 2.0%, and a weighted average term of 4.0 years. For the full year, Prologis and its co-investment ventures issued $12.3 billion of debt at a weighted average interest rate of 4.5% and a weighted average term of 9.6 years.

At December 31, 2023, debt as a percentage of total market capitalization was 20.5%, and the company’s weighted average interest rate on its share of total debt was 3.0%, with a weighted average term of 9.1 years and no significant debt maturities until 2026.

FOREIGN CURRENCY STRATEGY

Prologis hedges its exposure to foreign currency fluctuations by borrowing in the currencies in which it invests and using derivative financial instruments. At December 31, 2023, 96% of Prologis’ equity was in USD and forecasted earnings for 2024, 2025 and 2026 are 98%, 98% and 97%, respectively, in USD or hedged through derivative contracts.

2024 GUIDANCE

Prologis’ guidance for net earnings is included in the table below as well as guidance for Core FFO*, which are reconciled in our supplemental information.

"At the midpoint, we project Core FFO growth, excluding promotes, of over 9.0%, and Cash Same Store NOI growth to be 8.5%, reflecting the strength of our premier portfolio and its considerable lease mark-to-market." Arndt added, "We are confident in our ability to outperform in any future environment given our embedded rent upside, development-ready land bank and significant liquidity."

2024 GUIDANCE

Earnings (per diluted share)

Net earnings attributable to common stockholders	$3.20 to $3.45
Core FFO attributable to common stockholders/unitholders*	$5.42 to $5.56
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	$5.50 to $5.64

Operations - Prologis Share

Average occupancy	96.50% to 97.50%
Cash Same Store NOI*	8.00% to 9.00%

Strategic Capital (in millions)

Strategic Capital revenue, excluding promote revenue	$530 to $550
Net Promote Income (Expense)[1]	$(80)

G&A (in millions)

General & administrative expenses	$420 to $440

Capital Deployment - Prologis Share (in millions)

Development stabilizations	$3,600 to $4,000
Development starts	$3,000 to $3,500
Acquisitions	$500 to $1,000
Contributions	$1,750 to $2,250
Dispositions	$800 to $1,200
Net sources/(uses)	$(950) to $(1,050)
Realized development gains	$300 to $400

1.
We are further adjusting Core FFO to exclude $0.08 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

JANUARY 17, 2024, CALL DETAILS
The call will take place on Wednesday, January 17, 2024, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available January 17 – January 31 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13743461. The webcast replay will be posted in the Investor Relations section of www.prologis.com under “Events & Presentations.”

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At December 31, 2023, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (115 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,700 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to global pandemics; and (xi) those additional factors discussed in reports filed with the Securities and Exchange

Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Jill Sawyer, +1 (415) 733-9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco